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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 33-71686 of First Fortis Life Insurance Company Separate Account A, on Form N-4, of our report dated February 24, 2005, relating to the statements of assets and liabilities of First Fortis Life Insurance Company Separate Account A as of December 31, 2004, and the related statements of operations for the year then ended and the statements of changes in net assets for each of the two years in the period ended December 31, 2004, included in the Statement of Additional Information, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/Deloitte & Touche LLP
Hartford, Connecticut
June 6, 2005